UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 12, 2023

Date of Report (Date of earliest event reported)

CONNEXA SPORTS TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-41423	61-1789640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2709 N. Rolling Road, Suite 138

Windsor Mill

Baltimore, MD 21244

(Address of principal executive offices)

(443) 407-7564

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CNXA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 12, 2023, Connexa Sports Technologies Inc. (the “Company”) received a letter (“Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Capital Market (“Nasdaq”) informing the Company that because the closing bid price for the Company’s common stock listed on Nasdaq was below $1.00 for 30 consecutive trading days, the Company is not in compliance with the minimum bid price requirement for continued listing on the Nasdaq as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), the Company has a period of 180 calendar days from December 12, 2023, or until June 10, 2024, to regain compliance with the Minimum Bid Price Requirement. If at any time before June 10, 2024, the closing bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive trading days (which number days may be extended by Nasdaq), Nasdaq will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement, and the matter would be resolved.

The Notice also disclosed that in the event the Company does not regain compliance by June 10, 2024, the Company may be eligible for an additional 180-calendar day compliance period. To qualify for additional time, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq, with the exception of the bid price requirement, and would need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. In the event the Company is not eligible for the second grace period, Nasdaq will provide written notice that the Company’s common stock is subject to delisting. If the Company is notified by Nasdaq that its securities will be subject to delisting, the Company may appeal the delisting determination and request a hearing before the Nasdaq Hearings Panel (the “Panel”). If the request for a Panel is timely made, any further suspension or delisting action would be stayed pending the conclusion of the hearing process and expiration of any extension that may be granted by the Panel.

As previously disclosed, on July 26, 2023, the Company received a letter from the Staff of the Nasdaq indicating that the Company’s stockholders’ equity as reported in its Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2023 did not satisfy the continued listing requirement under Nasdaq Listing Rule 5550(b)(1), which requires that a listed company’s stockholders’ equity be at least $2.5 million (the “Minimum Stockholders’ Equity Requirement”). The Company timely submitted a compliance plan to the Panel and on August 23, 2023 received notice from Nasdaq that it has until January 22, 2024 to demonstrate compliance with the Minimum Stockholders’ Equity Requirement.

There can be no assurance that the Company will be able to satisfy the Nasdaq’s continued listing requirements, regain compliance with the Minimum Bid Price Requirement, the Minimum Stockholders’ Equity Requirement, and maintain compliance with other Nasdaq listing requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNEXA sPORTS tECHNOLOGIES inc.

Dated: December 18, 2023	By:	/s/ Mike Ballardie
Chief Executive Officer